BYLAWS

                                       OF

                                THE HERITAGE BANK

As adopted and duly amended by the Directors of The Heritage Bank (the "Corporation") from time to time and in effect on May 9, 1990.

                                    ARTICLE I

                                      Stock

         Section 1. Certificates of stock and warrants shall be issued in numerical order; they shall be signed by the President and attested by the Secretary and the Corporation's seal shall be affixed thereto. A record of each certificate shall be kept on the stub thereof.

         Section 2. Transfers of stock and warrants shall be made only upon the books of the Corporation, and before a new certificate is issued, the old certificate must be surrendered for cancellation and marked "canceled" with the date of the cancellation by the Secretary.

         Section 3. In case of loss or destruction of a certificate of stock, no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss or destruction, and upon the giving of a satisfactory security, by bond or otherwise, against loss to the Corporation. Any such new certificate shall be plainly marked "duplicate" upon its face.

                                   ARTICLE II

                                  Stockholders

         Section 1. The annual meeting of the stockholders of the Corporation shall be held in the principal office of the Corporation in Virginia, or such place as may be designated in the notice of the meeting, on the second Wednesday in June of each year, if not a legal holiday, but if a legal holiday, on the day following, or upon such other date as the Board of Directors may determine.

         Section 2. Special meetings of the stockholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

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         Section 3.  Written  notice  stating  the place,  day,  and hour of the meeting, and the purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting (except if a different time is specified by statute), either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States Mail addressed to the stockholder at his address as it appears on the stock or warrant transfer books of the Corporation, with postage thereon prepaid.

         Any notice required herein may be waived in writing before or after the meeting.

         Section 4. The transfer books for shares of capital stock of the Corporation may be closed by order of the Board of Directors for not exceeding fifty (50) days immediately prior to the meeting of stockholders for the purpose of determining stockholders or any adjournment thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other purpose. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty (50) days preceding the date on which the particular action requiring such determination of the stockholders is to be taken.

         Section 5. A quorum at any meeting of the stockholders shall consist of a majority of the stock of the Corporation, represented in person or by proxy. A majority of such quorum shall decide any questions that may come before the meeting, except as otherwise provided by statute.

         Section 6. The Chairman of the Board shall preside over all meetings of the stockholders. If he is not present, or there is a vacancy in the office, the Vice Chairman presides. If neither the Chairman of the Board nor the Vice Chairman is present, the President shall preside, or, if none of the above is present, a Chairman shall be elected by the meeting. The Secretary of the Corporation shall act as Secretary of all the meetings, if he is present. If he is not present, the Chairman shall appoint a Secretary of the meeting. The Chairman of the meeting may appoint one or more inspectors of the election to determine the qualification of voters, the validity of proxies and the results of ballots.

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         Section 7. Each share of common stock  outstanding shall be entitled to one vote on the matter submitted to a vote at the meeting of the stockholders.

         Section 8. Any action by then stockholders may be taken by the unanimous written consent of the stockholders, without the necessity of a meeting.

                                   ARTICLE III

                                    Director

         Section 1. There shall be a Board of a minimum of five to a maximum of seven directors who shall be elected by ballot by the holders of voting stock for the term of one year and shall serve until the election and acceptance of their duly qualified successors.

         Section 2. The annual meeting of the Board of Directors shall be held on the second Wednesday of June each year, if not a legal holiday, but if a legal holiday, on the day following or upon such date as may be set by the stockholders. Said meeting my be held within or without the State of Virginia at such place as may be designated in the notice of the meeting.

         Section 3. Regular and special meetings of the Board of Directors shall be held at times fixed by resolution of the Board of Directors or upon three days' written notice at such time and place as may be fixed in the notice, and may be called at any time by the President or majority of the directors of the Corporation.

         Section 4. The Board of Directors shall elect from its membership a Chairman who shall serve as presiding officer of the Board of Directors and at meetings of the Stockholders and a Vice Chairman who shall serve in such position in the absence of the Chairman. The Chairman and Vice Chairman shall perform such other duties as are properly required of him by the Board of Directors. The Secretary of the Corporation shall act as Secretary to the Board of Directors but need not be a member of such Board.

         Section 5. Notices of special meetings shall be mailed by the Secretary to each member of the Board not less than three days before any such meeting and notices of special meetings shall state the purposes thereof. No notices shall be required for any regular meeting, the time, date and location of which has been fixed by resolution of the Board of Directors. Any notice required herein may be waived in writing by the party entitled to such notice.

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         Section 6. A quorum of any meeting  shall consist of such a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

         Section 7. Directors may be removed in accordance with Section 13.1-680 of the Code of Virginia. All vacancies among the directors, however occurring, shall be filled by a majority vote of the remaining directors, although the remaining directors may be less than a quorum.

         Section 8. The Board of Directors may, by resolution of a majority off all of the Directors, designate three or more directors to constitute an Executive Committee. The Executive Committee, when the Board of Directors is not in session may, to the extent permitted by law, exercise all powers of the Board of Directors. The Board of Directors shall elect a Chairman of the Executive Committee.

                                   ARTICLE IV

                                    Officers

         Section 1. Officers of the Corporation shall be elected by the Board of Directors at their annual meeting. Officers may be removed with or without cause at any time whenever the Board of Directors, in its absolute discretion, shall consider the best interest of the Corporation would be served thereby. Vacancies, however created shall be filled by the Board of Directors for the unexpired term at any regular or special meeting of the Board of Directors. The Board of Directors shall fix the compensation of the officers of the Corporation.

         Section 2. The officers of the Corporation shall include a President, such Vice Presidents, Assistant Vice Presidents as the Board may determine necessary, a Secretary, a Cashier, and such Assistant Secretaries and Assistant Cashiers as it may determine necessary who shall be elected and qualified. The Board of Directors authorizes and directs the President to appoint such other officers and assistant officers as he or she may determine necessary. Such appointments by the President shall be ratified by the Board of Directors and such officers and assistant officers shall perform such duties as may be properly required by the President and the Board of Directors. The same person may simultaneously hold more than one office. The President must be a director.

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         Section  3. The  President  shall  preside at all  meetings,  except as provided in Article II, Section 6 of these bylaws, shall have general administration supervision of the affairs of the Corporation, shall sign all certificates of stock and shall have the power to sign contracts, notes and other instruments of the Corporation and shall execute all deeds and deeds of trust affecting the real estate owned by the Corporation; shall make reports to the directors and the stockholders, and perform such other duties as are incident to his or her office or are properly required of him or her by the Board of Directors.

         Section 4. The Vice Presidents shall perform such duties as may properly required of him or her by the President and the Board of Directors.

         Section 5. The Secretary shall issue notices for all meetings, shall keep their minutes, shall have charge of the seal and the corporation minute book, and shall sign with the President all certificates of stock, deeds and deeds of trust and such other instruments as require his or her signature by these bylaws or by resolution of the Board of Directors.

         The Secretary shall keep his or her records at the principal place of business of the Corporation, and shall make available for inspection of all such books and records to the persons and in such manner as is provided in Sections 13.1-770 through 13.1-772 of the Code of Virginia, as amended.

         Section 6. The Cashier shall be responsible for the maintenance of the general oversight of the accounting books and records of the Corporation and shall perform such other duties as are incident to his or her office or are properly required of him or her by the President and the Board of Directors.

                                    ARTICLE V

                             Finances and Dividends

         Section 1. Dividends may be declared by the Board of Directors from time to time in accordance with the Articles of Incorporation and in accordance with Section 13.1-653 of the Code of Virginia, as amended.

         Section 2. The funds of the Corporation shall be deposited in such banks or trust companies as the directors shall designate and shall be withdrawn only upon check as ordered by the Board of Directors.

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                                   ARTICLE VI

                                      Seal

         Section 1. The corporate seal of the Corporation shall show the name of the Corporation, the state in which it is incorporated, and the year of incorporation; i.e., "The Heritage Bank, Commonwealth of Virginia, 1987."

                                   ARTICLE VII

                              Voting of Stock Held

         Section 1. Unless otherwise provided by a vote of the Board of Directors, the President or his duly designated representative may appoint attorneys to vote any stock in any other corporation owned by this Corporation or may attend any meeting of the holders of stock of such Corporation and vote such shares in person.

                                  ARTICLE VIII

                                 Indemnification

         Section 1. In Sections 1, 2 and 3 of this article: "Liability" means the obligation to pay a judgement, settlement, penalty, or fine, or reasonable expenses incurred with respect to a proceeding. "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding. "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

         Section 2. In accordance with Title 13.1 of the Code of Virginia, as amended, the Corporation shall indemnify and reimburse any person who was or is a party to any proceeding, including a proceeding by or in the right of the Corporation to procure a judgement in its favor, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in connection with such proceeding if (a) he conducted himself in good faith, and (b) he believed, in the case of conduct in his official capacity with the Corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests, and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, and
(c) he was not guilty of gross negligence or willful misconduct. Such determination that a person has met the standard of conduct set forth herein shall be made by the Board of Directors by a majority vote of a

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disinterested quorum, or by majority vote of disinterested  shareholders,  or by special legal counsel appointed by the Board of Directors. If the determination is to made by the Board of directors, it may rely, as to all questions of law, on the advice of independent counsel. The right of indemnification hereby provided shall not be exclusive of any other rights to which any director or officer may be entitled under applicable law.

         Section 3. The corporation may pay for or reimburse the reasonable expenses, including counsel fees, incurred by any director or officer who is a party to a proceeding in advance of final disposition of the proceeding if (1) the person furnishes the corporation (a) a written statement of his good faith belief that he has met the standards of conduct set forth in Section 2 of this Article and (b) a written unlimited general obligation, secured or unsecured, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and (2) a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article. Determinations and authorizations of payments under this section shall be made in the manner specified in Section 2 of this Article.

         Section 4. Loans to directors, executive officers and their immediate family and business concerns or enterprises in which they have a substantial interest shall not exceed the greater of five percent (5%) of legal capital or Two Hundred Thousand Dollars ($200,000.00) to anyone individual, nor exceed fifty percent (50%) of legal capital in the aggregate provided, however, that obligations arising from credit card accounts shall not be included in the calculation of such limits provided that such credit card advances for directors and their immediate family and business concerns or enterprises in which they have a substantial interest do not exceed $10,000.00, and such advances to Executive Officers and their immediate family do not exceed $5,000.00. The total indebtedness of any director, executive officer, or related interests, including loans and credit card accounts, shall not violate any applicable state and federal laws or regulations. Extensions of credit to directors, executive officers and their related interests shall be subject to the same criteria and scrutiny as other credits and be made on substantially the same terms and conditions as extensions of credit to comparable risks.

         Notwithstanding the foregoing, such loans may exceed such limits provided that such loans fall within the exceptions provided that such loans fall within the exceptions provided for loans to one person by National Banking Associations, (12 USC 84(c), 12 CFR 215.2) if they do not violate the provisions of Section 215.4 and 215.5 of Regulation O issued by the Board of Governors of the Federal Reserve System implementing Section 22(g) of the Federal Reserve Act, nor exceed those amounts, or violate the terms, set forth in Code of Virginia Section 6.1-62 or the regulations

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promulgated by the Virginia Commission of Financial  Institutions in furtherance of each statute. The procedures for the approval of such loans shall be in accordance with such federal regulations, state statute and regulations.

                                   ARTICLE IX

                                   Amendments

         Section 1. These bylaws may be amended, repealed or altered, in whole or in part, by a majority vote of the Board of Directors, at any regular meeting of the Board, provided that three days advance written notice has been given of the proposes amendment, or at any special meeting where such action has been announced in a call and notice of such meeting, but bylaws made by the Board of Directors may be repealed or changed and new bylaws made by the stockholders, and the stockholders may prescribe that any bylaws made by them shall not be altered or repealed by the directors.

         The undersigned hereby certify that the foregoing are the bylaws as amended as of the first day of April 1990.



/s/ David E.  Lieding                             June 15, 1993
---------------------------                       ----------------------------
Secretary                                         Date